EHHIBIT 99


                  INDEPENDENT AUDITORS' REPORT
                  ----------------------------


The Board of Directors and Stockholders
Juniata Valley Financial Corp. and Subsidiary
Mifflintown, Pennsylvania


     We have audited the accompanying consolidated statement of income of Juniata Valley Financial Corp. and Subsidiary for the year ended December 31, 1993, before it was restated, and the related consolidated statements of stockholders' equity and cash flows for the year ended December 31, 1993, before they were restated. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, prior to restatement, present fairly, in all material respects, the consolidated results of operations, stockholders' equity and cash flows of Juniata Valley Financial Corp. and Subsidiary for the year ended December 31, 1993, in conformity with generally accepted accounting principles.


                                    STOCKTON BATES & COMPANY

Lancaster, Pennsylvania
January 31, 1994